EXHIBIT 10.7


                INCREASE IN TERM B LOAN COMMITMENT AMOUNT NOTICE


To the Revolving Lenders party to the
hereinafter described Credit Agreement

     Re: Calpine Corporation

Gentlemen and Ladies:

     This notice is delivered to you pursuant to Section 2.8 of the Credit Agreement, dated as of March 8, 2002 (together with all amendments from time to time made thereto, the "Credit Agreement"), among Calpine Corporation, a Delaware corporation (the "Borrower"), certain financial institutions and The Bank Of Nova Scotia and Citicorp USA, Inc. ("Citi"), as administrative agents (the "Administrative Agents"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     Pursuant to a letter dated May 31, 2002, the Borrower requested, and the Lead Term B Arrangers approved, an increase in the Term B Loan Commitment Amount by $400,000,000 (the "Increased Amount"). As of May 31, 2002, the applicable Percentages of each Lender shall be adjusted to give effect to the Increased Amount and the Revolving Commitment Amount of each Revolving Lender shall be reduced as follows.

     Pursuant to the Fee Letter, until the Revolving Commitment Amount of each of the Revolving Lead Arrangers have been reduced to $100,000,000, the Increased Amount shall be applied to the ratable reduction of the Revolving Commitment Amount of each of the Revolving Lead Arrangers. Once the Revolving Commitment Amount of each of the Revolving Lead Arrangers has been so reduced, the remaining Increased Amount shall be applied to the ratable reduction of the Revolving Commitment Amount of the Revolving Lead Arrangers and Toronto Dominion (Texas) Inc. The new schedule reflecting the revised Revolving Commitments and Revolving Percentages of each Revolving Lender are attached hereto as Schedule II.

                                            THE BANK OF NOVA SCOTIA, as
                                            Administrative Agent


                                            By:  /s/ KEMP LEONARD
                                                 -------------------------------
                                                 Name:  Kemp Leonard
                                                        ------------------------
                                                 Title: Director
                                                        ------------------------


                                            CITICORP USA, INC., as
                                            Administrative Agent


                                            By:  /s/ DAVE R. GONCHER
                                                 -------------------------------
                                            Name:  Dave R. Goncher
                                                   -----------------------------
                                            Title: Director
                                                   -----------------------------



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                                                                     SCHEDULE II


                                                       Revolving      Revolving
Lender                                                 Commitment     Percentage
------                                                 -----------    ----------

The Bank of Nova Scotia                                $80,000,000      13.333%
Citicorp USA, Inc.                                     $80,000,000      13.333%
Bayerische Landesbank Girozentrale                     $80,000,000      13.333%
Bankers Trust Company                                  $80,000,000      13.333%
Credit Suisse First Boston, Cayman Islands Branch      $80,000,000      13.333%
Bank of America, National Association                  $80,000,000      13.333%
Toronto Dominion (Texas) Inc.                          $80,000,000      13.333%
ING (U.S.) Capital LLC                                 $40,000,000       6.667%